Dechert LLP 1900 K Street, NW Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax MATTHEW BARSAMIAN matthew.barsamian@dechert.com +1 202 261 3392 Direct +1 202 261 3333 Fax

October 27, 2025

AB CarVal Credit Opportunities Fund

1601 Utica Avenue South, Suite 1000

Minneapolis, MN 55416

Re:	AB CarVal Credit Opportunities Fund
Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-280298 and 811-23939)

Ladies and Gentlemen:

We have acted as counsel to AB CarVal Credit Opportunities Fund (the “Registrant”), a Delaware statutory trust, in connection with the initial filing of, and each amendment to, the Registrant’s registration statement on Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Registration Statement”), relating to the issuance and sale by the Registrant of its authorized shares (“Shares”), divided into several classes (each, a “Class”).

This opinion is limited to the Delaware Statutory Trust Act statute, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Delaware.

We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and we are familiar with the Registrant’s Amended and Restated Declaration of Trust and By-Laws. In addition, in rendering this opinion, insofar as it relates to the valid existence of the Registrant, we have relied solely on a certificate of the Secretary of State of the State of Delaware, dated as of October 24, 2025, and this opinion is limited accordingly and is rendered as of the date of such certificate.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; and (iii) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Registrant on which we have relied for the purposes of this opinion are true and correct.

October 27, 2025 Page 2

Based upon the foregoing, we are of the opinion that the Shares of each Class proposed to be sold pursuant to Post-Effective Amendment No. 1 to the Registration Statement have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the terms, conditions, requirements and procedures described in the Registration Statement, will be validly issued and, subject to the qualifications set forth in the Declaration of Trust, fully paid and non-assessable beneficial interests in such Class. In this regard, we note that, pursuant to Section 4.5 of Article IV of the Declaration of Trust, the Trustees have the power to cause each shareholder, or each shareholder of any particular Class, to pay directly, in advance or arrears, for charges of the Registrant’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such shareholder from declared but unpaid dividends or distributions owed such shareholder and/or by reducing the number of Shares in the account of such shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such shareholder.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP